Exhibit 99.2

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma information is derived from the historical consolidated financial statements of Whiting Petroleum Corporation (the “Company”) and adjusted to reflect the sale to BreitBurn Operating L.P. of its interests in certain oil and gas producing properties located in its enhanced oil recovery projects in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related Dry Trail plant gathering and processing facilities, oil delivery pipeline, 60% interest in the 120-mile Transpetco CO2 pipeline, CO2 supply contracts, certain crude oil swap contracts and other related assets and liabilities (collectively the “Postle Properties”), effective April 1, 2013, for a cash purchase price of $836.9 million after selling costs and closing adjustments, which is also subject to post-closing adjustments.

The following unaudited pro forma balance sheet as of March 31, 2013 gives effect to the disposition of the Postle Properties as if it had occurred on March 31, 2013. The unaudited pro forma statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 both give effect to the disposition of the Postle Properties as if it had occurred on January 1, 2012.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable. However, actual results may differ from those reflected in these statements. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma statements do not purport to represent what the Company’s financial position or results of operations would have been if the disposition of the Postle Properties had occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

AS OF MARCH 31, 2013

(In thousands)

	Whiting Historical	Pro Forma Adjustments (Note 2)		Whiting Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,182	$—		$8,182
Accounts receivable trade, net	331,796	—		331,796
Prepaid expenses and other	26,706	(3,142	) (a)	23,564

Total current assets	366,684	(3,142)		363,542

Property and equipment:
Oil and gas properties, successful efforts method:
Proved properties	9,405,888	(942,523	) (a)	8,463,365
Unproved properties	340,855	—		340,855
Other property and equipment	171,685	(8,491	) (a)	163,194

Total property and equipment	9,918,428	(951,014)		8,967,414
Less accumulated depreciation, depletion and amortization	(2,788,299)	305,519	(a)	(2,482,780)

Total property and equipment, net	7,130,129	(645,495)		6,484,634
Debt issuance costs	26,828	—		26,828
Other long-term assets	118,737	(20,062	) (a)	98,675

TOTAL ASSETS	$7,642,378	$(668,699)		$6,973,679

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$250,000	$—		$250,000
Accounts payable trade	107,891	—		107,891
Accrued capital expenditures	109,312	(2,644	) (a)	106,668
Accrued liabilities and other	143,791	—		143,791
Revenues and royalties payable	140,229	(121	) (a)
		23,933	(b)	164,041
Taxes payable	39,182	20,824	(c)	60,006
Derivative liabilities	18,766	—		18,766
Deferred income taxes	10,438	(1,205	) (d)	9,233

Total current liabilities	819,609	40,787		860,396
Long-term debt	1,850,000	(836,936	) (e)	1,013,064
Deferred income taxes	1,113,812	(19,619	) (d)	1,094,193
Derivative liabilities	967	—		967
Production Participation Plan liability	98,890	(16,848	) (b)	82,042
Asset retirement obligations	89,676	(3,461	) (a)	86,215
Deferred gain on sale	103,355	—		103,355
Other long-term liabilities	25,461	—		25,461

Total liabilities	4,101,770	(836,077)		3,265,693

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 6.25% convertible perpetual preferred stock, 172,129 issued and outstanding as of March 31, 2013 and 172,391 shares issued and outstanding as of December 31, 2012, aggregate liquidation preference of $17,212,900 at March 31, 2013	—	—		—
Common stock, $0.001 par value, 300,000,000 shares authorized; 119,389,608 issued and 117,830,572 outstanding as of March 31, 2013, 118,582,477 issued and 117,631,451 outstanding as of December 31, 2012	119	—		119
Additional paid-in capital	1,568,045	—		1,568,045
Accumulated other comprehensive loss	(1,103)	—		(1,103)
Retained earnings	1,965,382	(7,085	) (b)
		174,463	(f)	2,132,760

Total Whiting shareholders’ equity	3,532,443	167,378		3,699,821
Noncontrolling interest	8,165	—		8,165

Total equity	3,540,608	167,378		3,707,986

TOTAL LIABILITIES AND EQUITY	$7,642,378	$(668,699)		$6,973,679

The accompanying notes are an integral part of these unaudited pro forma financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(In thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 3)		Whiting Pro Forma
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$605,114	$(56,452	) (g)	$548,662
Loss on hedging activities	(211)	—		(211)
Amortization of deferred gain on sale	7,976	—		7,976
Interest income and other	492	—		492

Total revenues and other income	613,371	(56,452)		556,919

COSTS AND EXPENSES:
Lease operating	99,878	(10,699	) (g)	89,179
Production taxes	51,271	(3,834	) (g)	47,437
Depreciation, depletion and amortization	201,159	(12,254	) (g)	188,905
Exploration and impairment	37,280	—		37,280
General and administrative	28,885	(799	) (h)	28,086
Interest expense	21,470	(4,540	) (i)	16,930
Change in Production Participation Plan liability	4,407	—		4,407
Commodity derivative loss, net	31,257	(25,949	) (j)	5,308

Total costs and expenses	475,607	(58,075)		417,532

INCOME BEFORE INCOME TAXES	137,764	1,623		139,387

INCOME TAX EXPENSE:
Current	422	631	(k)	1,053
Deferred	51,098	—		51,098

Total income tax expense	51,520	631		52,151

NET INCOME	86,244	992		87,236
Net loss attributable to noncontrolling interest	19	—		19

NET INCOME AVAILABLE TO SHAREHOLDERS	86,263	992		87,255
Preferred stock dividends	(269)	—		(269)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$85,994	992		$86,986

EARNINGS PER COMMON SHARE:
Basic	$0.73	$0.01		$0.74

Diluted	$0.72	$0.01		$0.73

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	117,788			117,788

Diluted	119,263			119,263

The accompanying notes are an integral part of these unaudited pro forma financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 3)		Whiting Pro Forma
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$2,137,714	$(239,528	) (g)	$1,898,186
Gain on hedging activities	2,338	—		2,338
Amortization of deferred gain on sale	29,458	—		29,458
Gain on sale of properties	3,423	—		3,423
Interest income and other	519	—		519

Total revenues and other income	2,173,452	(239,528)		1,933,924

COSTS AND EXPENSES:
Lease operating	376,424	(45,517	) (g)	330,907
Production taxes	171,625	(16,649	) (g)	154,976
Depreciation, depletion and amortization	684,724	(55,347	) (g)	629,377
Exploration and impairment	166,972	—		166,972
General and administrative	108,573	(1,570	) (h)	107,003
Interest expense	75,210	(16,739	) (i)	58,471
Change in Production Participation Plan liability	13,824	—		13,824
Commodity derivative gain, net	(85,911)	—		(85,911)

Total costs and expenses	1,511,441	(135,822)		1,375,619

INCOME BEFORE INCOME TAXES	662,011	(103,706)		558,305

INCOME TAX EXPENSE (BENEFIT):
Current	(669)	(40,342	) (k)	(41,011)
Deferred	248,581	—		248,581

Total income tax expense (benefit)	247,912	(40,342)		207,570

NET INCOME	414,099	(63,364)		350,735
Net loss attributable to noncontrolling interest	90	—		90

NET INCOME AVAILABLE TO SHAREHOLDERS	414,189	(63,364)		350,825
Preferred stock dividends	(1,077)	—		(1,077)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$413,112	$(63,364)		$349,748

EARNINGS PER COMMON SHARE:
Basic	$3.51	$(0.54)		$2.97

Diluted	$3.48	$(0.54)		$2.94

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	117,601			117,601

Diluted	119,028			119,028

The accompanying notes are an integral part of these unaudited pro forma financial statements.

WHITING PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1. Basis of Presentation

On July 15, 2013, Whiting Petroleum Corporation (“Whiting” or the “Company”) completed the sale to BreitBurn Operating L.P. (“BreitBurn”) of Whiting’s interests in certain oil and gas producing properties located in its enhanced oil recovery projects in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related Dry Trail plant gathering and processing facilities, oil delivery pipeline, 60% interest in the 120-mile Transpetco CO2 pipeline, CO2 supply contracts, certain crude oil swap contracts and other related assets and liabilities (collectively the “Postle Properties”), effective April 1, 2013, for a cash purchase price of $836.9 million after selling costs and closing adjustments, which is also subject to post-closing adjustments. The Company used the net proceeds from this transaction to repay a portion of the debt outstanding under its credit agreement.

The unaudited pro forma balance sheet as of March 31, 2013 gives effect to the disposition of the Postle Properties as if it had occurred on March 31, 2013. The unaudited pro forma statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 both give effect to the disposition of the Postle Properties as if it had occurred on January 1, 2012.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable, however, actual results may differ from those reflected in these statements. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma statements do not purport to represent what the Company’s financial position or results of operations would have been if the disposition of the Postle Properties had occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

Earnings Per Share—Basic earnings per common share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is calculated by dividing adjusted net income available to common shareholders by the weighted average number of diluted common shares outstanding, which includes the effect of potentially dilutive securities. Potentially dilutive securities for the diluted earnings per share calculations consist of unvested restricted stock awards and outstanding stock options using the treasury method, as well as convertible perpetual preferred stock using the if-converted method. In the computation of diluted earnings per share, excess tax benefits that would be created upon the assumed vesting of unvested restricted shares or the assumed exercise of stock options (i.e. hypothetical excess tax benefits) are included in the assumed proceeds component of the treasury share method to the extent that such excess tax benefits are more likely than not to be realized.

Note 2. Adjustments to the Unaudited Pro Forma Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma balance sheet as of March 31, 2013:

(a)	Reflects the elimination of assets and liabilities related to the Postle Properties sold.

(b)	Reflects a one-time charge of $23.9 million under the Company’s Production Participation Plan (“Plan”) for the sale of the Postle Properties and the related reduction in the long-term Plan liability of $16.8 million, as well as their net effects on retained earnings. These amounts and their corresponding tax effects were not included in the pro forma statement of operations due to their nonrecurring nature but will be included in the Company’s net results during the third quarter of 2013.

(c)	Reflects the current taxes payable on the gain on sale discussed in (f) below.

(d)	Reflects the elimination of deferred tax assets and liabilities related to the Postle Properties sold.

(e)	Reflects the receipt of net proceeds from the sale of the Postle Properties of $836.9 million, all of which was used to repay a portion of the Company’s debt outstanding under its credit agreement.

(f)	Reflects the net effect on retained earnings of the Postle Properties gain on sale. If the Postle Properties divestiture had occurred on March 31, 2013, the resulting after-tax gain would have been $174.5 million, based on the carrying value of the net assets sold on that date relative to the net proceeds received and net of the related tax effects of $20.8 million. Whiting intends to utilize its net operating loss carryforwards and other tax credits in order to reduce the amount of cash taxes that it would otherwise owe as a result of this property sale. The gain and related taxes were not included in the pro forma statements of operations due to their nonrecurring nature.

Note 3. Adjustments to the Unaudited Pro Forma Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the three months ended March 31, 2013 and the year ended December 31, 2012:

(g)	Reflects the elimination of revenues and operating expenses of the Postle Properties.

(h)	Reflects the reduction to general and administrative expenses resulting from the decrease in employee compensation and benefits for those employees that were not retained by Whiting following the sale of the Postle Properties.

(i)	Reflects the reduction to interest expense associated with the repayment of $836.9 million in debt outstanding under Whiting’s credit agreement.

(j)	Reflects the elimination of the unrealized loss on mark-to-market derivatives, which hedges were transferred to BreitBurn upon closing of the purchase and sale transaction.

(k)	Reflects the income tax effects of the pro forma adjustments presented, based on Whiting’s combined statutory tax rate of 38.9% that was in effect during the periods for which pro forma statements of operations have been presented.